EXHIBIT 99.1
News Release
FOR IMMEDIATE RELEASE
Investor Contact:
Margaret M. Boyce
(312) 255-5784
margaret.boyce@diamondconsultants.com
Media Contact:
David Moon
312-255-4560
david.moon@diamondconsultants.com
DIAMOND REPORTS FIRST QUARTER RESULTS
CHICAGO, August 3, 2006—Diamond Management & Technology Consultants, Inc. (Nasdaq: DTPI), a premier global management consulting firm, today announced results for its first quarter of fiscal year 2007 (ended June 30, 2006).
Financial Results
In the first quarter of fiscal year 2007, net revenue from continuing operations was $40.9 million, up 15% compared with $35.6 million reported in the first quarter of fiscal year 2006. The Company reported pretax income from continuing operations of $4.3 million and income from continuing operations after taxes of $2.1 million, or $0.06 per diluted share. In the year ago period, the Company reported pretax income from continuing operations of $4.0 million and income from continuing operations after taxes of $1.2 million, or $0.03 per diluted share. Free cash flow for continuing operations (cash flow from operating activities less capital expenditures and free cash flows from discontinued operations) in the first quarter was ($62) thousand after paying out annual cash bonuses in the first quarter to the non-partner staff.
“We accomplished a great deal since our last earnings call on May 3, successfully closing the sale of portions of our international operations and delivering a solid quarter with net revenue and earnings per share at the higher end of previous guidance,” said Adam Gutstein, CEO of Diamond. “The growth in net revenue was driven mainly by new client work in the areas of healthcare, telecom and insurance, combined with continued strength in our core client base as client relationships from previous quarters continue to develop,” said Gutstein.
Diamond served 51 clients in continuing operations in the first quarter of fiscal year 2007, including 12 new clients. This compares favorably to 35 clients and 7 new clients in the year-ago period. The top five clients represented 40% of revenue in the first quarter of fiscal year
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Diamond Management & Technology Consultants, Inc. First Quarter FY2007 Results/page 2
2007, down from 47% in the year-ago period. The Company ended the first quarter with 449 client-serving professionals, up from 415 in the year-ago period.
Business Outlook
Second Quarter FY07
In the second quarter, the Company anticipates its continuing operations will generate net revenue of $41.0 to $43.0 million, pretax income of $4.3 to $4.9 million, earnings per diluted share of $0.06 or $0.07, and free cash flow of $6 to $8 million. The company expects its income tax rate to be between 48% and 51%. The Company also expects to record a gain of approximately $18 to $22 million as a result of the sale of certain portions of its international operations.
Fiscal Year 2007
For fiscal year 2007, the Company anticipates its continuing operations will generate net revenue in the range of $167 to $171 million, pretax income of $18 to $19.5 million, earnings per diluted share of $0.27 to $0.30 and free cash flow of $18 to $22 million. The company expects its income tax rate to be between 45% and 50%.
“As we move forward, we are committed to growth and a bias for action. We are outlining a strategy for new revenue growth opportunities and our outlook for the second quarter is positive,” continued Gutstein.
Conference Call
Diamond management will host a conference call today, August 3, 2006, at 8:00 am CT to discuss the results of the quarter. The call will be broadcast live and archived on Diamond’s web site at www.diamondconsultants.com.
About Diamond
Diamond (Nasdaq: DTPI) is a premier global management consulting firm that helps leading organizations develop and implement growth strategies, improve operations, and capitalize on technology. Mobilizing multidisciplinary teams from our highly skilled strategy, technology, and operations professionals worldwide, Diamond works collaboratively with clients, unleashing the power within their own organizations to achieve sustainable business advantage. To learn more visit www.diamondconsultants.com.
Forward-Looking Statements
Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve risks and uncertainties and speak only as of the date of this release. Actual results may differ materially due to such factors as the ability of the Company to maintain its pricing and utilization rates and control its costs, the sustainability of the economic recovery in the U.S. markets, recruitment and retention of personnel, possible termination of projects by major clients, variations in the timing,

Diamond Management & Technology Consultants, Inc. First Quarter FY2007 Results/page 3 initiation or completion of client assignments, absence of long-term contracts with clients, growth management, project risks, and technological advances. The risks and uncertainties associated with our business are highlighted in our filings with the SEC, including our Form 10-K for the fiscal year 2006, ended March 31, 2006.

Diamond Management & Technology Consultants, Inc. First Quarter FY2007 Results/page 4
PRESS RELEASE
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months
	Ended June 30,
	2006	2005
	(Unaudited)	(Unaudited)
REVENUE:
Net revenue	$40,896	$35,597
Reimbursable expenses	5,334	4,203

Total revenue	46,230	39,800

PROJECT PERSONNEL EXPENSES:
Project personnel costs before reimbursable expenses	27,973	24,271
Reimbursable expenses	5,334	4,203

Total project personnel expenses	33,307	28,474

GROSS MARGIN	12,923	11,326

OTHER OPERATING EXPENSES:
Professional development and recruiting	2,243	1,410
Marketing and sales	709	628
Management and administrative support	6,607	5,941
Restructuring recovery	(24)	—

Total other operating expenses	9,535	7,979

INCOME FROM OPERATIONS	3,388	3,347

OTHER INCOME, NET	862	686

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,250	4,033

INCOME TAX EXPENSE	2,162	2,854

INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES	2,088	1,179

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income taxes	(677)	(2,701)

NET INCOME (LOSS)	$1,411	$(1,522)

BASIC INCOME (LOSS) PER SHARE OF COMMON STOCK:
INCOME FROM CONTINUING OPERATIONS	$0.06	$0.03
LOSS FROM DISCONTINUED OPERATIONS	(0.02)	(0.08)

NET INCOME (LOSS)	$0.04	$(0.04)

DILUTED INCOME (LOSS) PER SHARE OF COMMON STOCK:
INCOME FROM CONTINUING OPERATIONS	$0.06	$0.03
LOSS FROM DISCONTINUED OPERATIONS	(0.02)	(0.07)

NET INCOME (LOSS)	$0.04	$(0.04)

SHARES USED IN COMPUTING BASIC INCOME (LOSS) PER SHARE	32,568	33,977

SHARES USED IN COMPUTING DILUTED INCOME (LOSS) PER SHARE	34,018	37,022
The following amounts of stock-based compensation expense are included in each of the respective expense categories reported above:

	For the Three Months
	Ended June 30,
	2006	2005
	(Unaudited)	(Unaudited)
Project personnel costs before reimbursable expenses	$2,830	$2,207
Professional development and recruiting	34	12
Marketing and sales	52	106
Management and administrative support	844	421

Stock-based compensation expense from continuing operations	$3,760	$2,746
Stock-based compensation expense from discontinued operations	418	1,302

Total stock-based compensation expense	$4,178	$4,048

Diamond Management & Technology Consultants, Inc. First Quarter FY2007 Results/page 5
PRESS RELEASE
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30	March 31,
	2006	2006
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$73,367	$75,392
Accounts receivable, net of allowance of $623 and $629 as of June 30, 2006 and March 31, 2006, respectively	13,923	11,908
Deferred tax asset — current portion	1,416	1,457
Prepaid expenses and other current assets	3,628	3,105
Current assets from discontinued operations	23,997	21,097

Total current assets	116,331	112,959

Computers, equipment, leasehold improvements and software, net	2,271	1,431
Deferred tax asset — non-current portion	7,529	8,008
Other assets	3,500	3,322
Non-current assets from discontinued operations	2,917	2,767

Total assets	$132,548	$128,487

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,055	$2,260
Income taxes payable	977	899
Restructuring accrual, current portion	353	896
Accrued compensation	652	4,966
Other accrued liabilities	10,646	8,489
Current liabilities of discontinued operations	16,567	14,746

Total current liabilities	31,250	32,256

Restructuring accrual, less current portion	495	527
Non-current liabilities from discontinued operations	3,406	3,816

Total liabilities	35,151	36,599

Stockholders’ equity:
Common stock, 32,995 shares outstanding as of June 30, 2006 and 32,499 shares outstanding as of March 31, 2006	550,204	546,293
Accumulated other comprehensive income	2,660	2,473
Accumulated deficit	(455,467)	(456,878)

Total stockholders’ equity	97,397	91,888

Total liabilities and stockholders’ equity	132,548	$128,487

Diamond Management & Technology Consultants, Inc. First Quarter FY2007 Results/page 6
PRESS RELEASE
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months
	Ended June 30,
	2006	2005
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$1,411	$(1,522)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Restructuring recovery	(480)	—
Depreciation and amortization	402	714
Stock-based compensation	4,178	4,048
Deferred income taxes	559	2,585
Changes in assets and liabilities:
Accounts receivable	(3,054)	1,772
Prepaid expenses and other	(249)	(542)
Accounts payable	(539)	(627)
Restructuring accrual	(931)	(849)
Other assets and liabilities	(1,603)	(7,760)

Net cash used in operating activities	(306)	(2,181)

Cash flows from investing activities:
Net redemptions of short-term investments	—	55,975
Capital expenditures, net	(825)	(379)
Other assets	—	60

Net cash provided by (used in) investing activities	(825)	55,656

Cash flows from financing activities:
Stock option and employee stock purchase plan proceeds	674	3,398
Shares withheld for minimum withholding taxes	(2,208)	(1,696)
Tax benefits from employee stock plans, net of adjustments	1,267	41
Purchase of treasury stock	—	(8,683)

Net cash used in financing activities	(267)	(6,940)

Effect of exchange rate changes on cash	262	(580)

Net increase (decrease) in cash and cash equivalents	(1,136)	45,955
Cash and cash equivalents at beginning of period(1)	77,716	42,270

Cash and cash equivalents at end of period(1)	$76,580	$88,225

Non-cash financing activities:
Reclassification of stock-based compensation balance to additional paid-in capital	$—	$2,174

(1)	Cash and cash equivalents includes $3,213 and $2,324 of cash and cash equivalents classified as discontinued operations as of June 30, and March 31, 2006, respectively.